Exhibit 99.1

Calumet Specialty Products Partners, L.P. Reports Fourth Quarter and Full Year 2023 Results

•	Full Year 2023 net income of $48.1 million, or Limited partners’ interest of $0.59 basic net income per unit

•	Full Year 2023 Adjusted EBITDA of $260.5 million

•	Announced intent to convert corporate structure to a C-Corp from a Master Limited Partnership

•	Montana Renewables (“MRL”) returned to normal operations in December; steam drum successfully replaced

•	Specialties business delivers fifth consecutive year of margin growth

•	Entered into note purchase agreement to issue $200 million aggregate principal amount of 9.25% Senior Secured First Lien Notes due 2029

•	Issued conditional notices to redeem all outstanding 9.25% Senior Secured First Lien Notes due 2024 and $50 million aggregate principal amount of our outstanding 11.00% Senior Notes due 2025

INDIANAPOLIS — (PR NEWSWIRE) — February 23, 2024 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” “we,” “our” or “us”), today reported results for the fourth quarter and full year ended December 31, 2023, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(Dollars in millions, except per unit data) (Restated)
Net income (loss)	$(48.0)	$(77.1)	$48.1	$(173.3)
Limited partners’ interest basic net income (loss) per unit	$(0.59)	$(0.95)	$0.59	$(2.14)
Adjusted EBITDA	$39.7	$63.9	$260.5	$390.0

	Specialty Products and Solutions		Performance Brands		Montana/Renewables
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2023	2022	2023	2022	2023	2022
	(Dollars in millions, except per barrel data)
Gross profit (loss)	$88.1	$96.3	$16.1	$11.1	$(82.1)	$(71.6)
Adjusted gross profit (loss)	$69.6	$93.6	$16.5	$11.9	$(19.3)	$(11.2)
Adjusted EBITDA	$75.6	$96.1	$6.1	$2.7	$(25.8)	$(13.1)
Gross profit (loss) per barrel	$16.11	$17.08	$135.29	$92.50	$(45.76)	$(66.42)
Adjusted gross profit (loss) per barrel	$12.73	$16.60	$138.66	$99.17	$(10.76)	$(10.39)

	Specialty Products and Solutions		Performance Brands		Montana/Renewables
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022	2023	2022
	(Dollars in millions, except per barrel data)
Gross profit (loss)	$402.2	$325.5	$82.1	$55.6	$(32.6)	$(29.4)
Adjusted gross profit	$291.0	$422.4	$78.5	$57.8	$59.8	$86.4
Adjusted EBITDA	$251.2	$379.4	$47.9	$20.2	$30.2	$75.8
Gross profit (loss) per barrel	$18.73	$14.49	$160.35	$107.54	$(4.56)	$(4.03)
Adjusted gross profit per barrel	$13.56	$18.81	$153.32	$111.80	$8.36	$11.84

“2023 was a strategically foundational year for Calumet,” said Todd Borgmann, CEO. “At Montana Renewables, we completed the construction and startup of the business, demonstrated our ability to source local advantaged feedstock, optimized product placement between Canada and the West Coast, de-risked our technology, became the largest SAF producer in North America, and progressed plans to expand our first mover advantage through our MaxSAF project. Further, our Specialties business continued to advance its commercial leadership position with our fifth straight year of margin growth. The Company also announced a plan to convert our corporate structure from an MLP to a C-Corp by the middle of 2024, which we believe will open up the Calumet investment opportunity to a much broader audience. Our 2023 financial results lagged our strategic progress due to the need to replace a cracked steam drum in Montana that left us operating at significantly reduced rates through the second half of the year and two weather events in Shreveport which resulted in significant lost opportunity.

“Advancements over the past few years set the stage for a series of value-creating catalysts to be realized in 2024. First, we are excited for our first full year of operations at Montana Renewables, and after we work through old, expensive feedstock in the first quarter we expect to demonstrate the business’ financial promise. Next, we continue to be optimistic about the prospects of our DOE loan process, which could provide the ability to fund our MaxSAF expansion. With the above two items, a potential monetization later in the year remains a strategic deleveraging opportunity.”

Specialty Products and Solutions (SPS): The SPS segment reported Adjusted EBITDA of $75.6 million for the fourth quarter 2023 and $251.2 million for the full year 2023. This compares to Adjusted EBITDA of $96.1 million and $379.4 million for the same periods a year ago. Margins remain above mid-cycle levels for Specialties and Fuels.

Performance Brands (PB): The PB segment reported Adjusted EBITDA of $6.1 million during the fourth quarter 2023 and $47.9 million for the full year 2023. This compares to Adjusted EBITDA of $2.7 million and $20.2 million for the same periods of 2022. Year-over-year margin growth has largely been driven by improved industrial volumes and increased unit margins across the board as input costs have stabilized.

Montana/Renewables (MR): The MR segment reported a loss of $(25.8) million of Adjusted EBITDA during the fourth quarter 2023 and $30.2 million for the full year 2023. This compares to Adjusted EBITDA of $(13.1) million and $75.8 million during the same periods a year ago. The lower fourth quarter results are primarily a result of reduced throughput and downtime at MRL due to the previously disclosed steam drum replacement that was completed during the period. Additionally, margins decreased seasonally in our specialty asphalt business.

Corporate: Total corporate costs represent a loss of $(16.2) million of Adjusted EBITDA for the fourth quarter 2023 and a loss of $(68.8) million for the full year 2023. This compares to a loss of $(21.8) million of Adjusted EBITDA and a loss of $(85.4) million of Adjusted EBITDA for the same periods during 2022.

2029 Secured Notes: Calumet also announced that we have entered into a note purchase agreement to sell $200.0 million aggregate principal amount of a new series of our 9.25% Senior Secured First Lien Notes due 2029 (the “2029 Secured Notes”) in a private placement transaction. The closing of the issuance of the 2029 Secured Notes is expected to occur on March 7, 2024, subject to customary closing conditions. We intend to use the net proceeds from the private placement of the 2029 Secured Notes, together with cash on hand, to redeem all of our outstanding 9.25% Senior Secured First Lien Notes due 2024 (the “2024 Secured Notes”) and $50.0 million aggregate principal amount of our outstanding 11.00% Senior Notes due 2025 (the “2025 Notes”).

Restatement of Financial Results: Calumet also announced today our decision to restate the audited financial statements for the year ended December 31, 2022 and the unaudited interim consolidated financial statements for the periods ended March 31, 2023, June 30, 2023 and September 30, 2023 as a result of the attribution of net loss from Montana Renewables Holdings LLC (“MRHL”) to noncontrolling interest. The impact on Adjusted EBITDA for all periods described in this paragraph was de minimis. Additional details regarding the restatement have been provided in our related Current Report on Form 8-K that was filed today with the Securities and Exchange Commission (“SEC”).

Operations Summary

The following table sets forth information about the Partnership’s continuing operations. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased blendstocks such as ethanol and specialty blendstocks, as well as the resale of crude oil.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(In bpd)		(In bpd)
Total sales volume (1)	80,234	74,302	79,805	82,946
Total feedstock runs (2)	80,295	69,509	77,200	80,447
Facility production: (3)
Specialty Products and Solutions:
Lubricating oils	11,381	10,689	10,358	10,951
Solvents	7,303	7,505	7,208	7,100
Waxes	1,200	1,473	1,326	1,452
Fuels, asphalt and other by-products	42,449	40,260	38,845	40,845

Total Specialty Products and Solutions	62,333	59,927	57,737	60,348

Montana/Renewables:
Gasoline	3,919	2,631	3,898	3,409
Diesel	2,862	1,856	2,941	6,449
Jet fuel	370	643	449	820
Asphalt, heavy fuel oils and other	4,512	3,310	4,483	6,942
Renewable fuels	5,442	—	6,314	—

Total Montana/Renewables	17,105	8,440	18,085	17,620

Performance Brands	1,347	1,210	1,474	1,434

Total facility production (3)	80,785	69,577	77,296	79,402

(1)

Total sales volume includes sales from the production at our facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third-party customers. Total sales volume includes the sale of purchased blendstocks.

(2)	Total feedstock runs represent the barrels per day of crude oil and other feedstocks processed at our facilities and at certain third-party facilities pursuant to supply and/or processing agreements.
(3)	The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and production of finished products and volume loss.

Webcast Information

A conference call is scheduled for 9:00 a.m. ET on February 23, 2024 to discuss the financial and operational results for the fourth quarter of 2023. Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Partnership’s website at www.calumetspecialty.investorroom.com/events. Interested parties may also participate in the call by dialing (844) 695-5524. A replay of the conference call will be available a few hours after the event on the investor relations section of the Partnership’s website, under the events and presentations section and will remain available for at least 90 days.

About the Partnership

Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) manufactures, formulates, and markets a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Additional Information and Where to Find It

This communication relates to the proposed corporate reorganization between the Partnership and Calumet, Inc. (“New Calumet”). This communication may be deemed to be solicitation material in respect of the proposed corporate transition of the Partnership to New Calumet, a newly formed Delaware corporation (the “Conversion”). The proposed Conversion will be submitted to the Partnership’s unitholders for their consideration. In connection with the proposed Conversion, New Calumet is expected to file with the SEC a registration statement on Form S-4 (the “Form S-4”) containing a proxy statement/prospectus (the “Proxy Statement/Prospectus”) to be distributed to the Partnership’s unitholders in connection with the Partnership’s solicitation of proxies for the vote of the Partnership’s unitholders in connection with the proposed Conversion and other matters as described in such Proxy Statement/Prospectus. The Proxy Statement/Prospectus will also serve as the prospectus relating to the offer of the securities to be issued to the Partnership’s equityholders in connection with the completion of the proposed Conversion. The Partnership and New Calumet may file other relevant documents with the SEC regarding the proposed Conversion. The definitive Proxy Statement/Prospectus will be mailed to the Partnership’s unitholders when available. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED CONVERSION, INVESTORS AND UNITHOLDERS AND OTHER INTERESTED PERSONS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED CONVERSION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED CONVERSION.

The Proxy Statement/Prospectus, any amendments or supplements thereto and other relevant materials, and any other documents filed by the Partnership or New Calumet with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov or free of charge from the Partnership at www.calumet.com or by directing a written request to the Partnership at 2780 Waterfront Parkway East Drive, Indianapolis, Indiana 46214.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

The Partnership, the Calumet GP, LLC (the “General Partner”) and certain of the General Partner’s executive officers, directors, other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed Conversion. Information regarding the General Partner’s directors and executive officers is available in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 15, 2023 (the “Annual Report”). To the extent that holdings of the Partnership’s securities have changed from the amounts reported in the Annual Report, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge from the sources indicated above. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4, the Proxy Statement/Prospectus and other relevant materials relating to the proposed Conversion to be filed with the SEC when they become available. Unitholders and other investors should read the Proxy Statement/Prospectus carefully when it becomes available before making any voting or investment decisions.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “forecast,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) demand for finished products in markets we serve, (ii) our expectation regarding our business outlook and cash flows, including with respect to the Montana Renewables business and our plans to de-leverage our balance sheet, (iii) our expectation regarding anticipated capital expenditures and strategic initiatives, (iv) our ability to meet our financial commitments, debt service obligations, debt instrument covenants, contingencies and anticipated capital expenditures, (v) our expectation regarding the private placement of the 2029 Secured Notes and the use of proceeds therefrom, and (vi) the conditional full redemptions of the 2024 Secured Notes and the conditional partial redemption of the 2025 Notes. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our current expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisition or disposition transactions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty products, fuels, renewable fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products, fuel products, and renewable fuel products that meet our customers’ unique and precise specifications; the marketing of alternative and competing products; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuel Standard, including the prices paid for renewable identification numbers (“RINs”); shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market, business or political conditions, including inflationary pressures, instability in financial institutions, the prospect of a shutdown of the U.S. federal government, general economic slowdown or a recession, political tensions, conflicts and war (such as the ongoing conflicts in Ukraine and the Middle East and their regional and global ramifications).

For additional information regarding factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including the risk factors and other cautionary statements in our latest Annual Report on Form 10-K and other filings with the SEC.

We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law. Certain public statements made by us and our representatives on the date hereof may also contain forward-looking statements, which are qualified in their entirety by the cautionary statements contained above.

Non-GAAP Financial Measures

Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with generally accepted accounting principles (“GAAP”). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance measures along with certain key operating metrics.

We use the following financial performance measures:

EBITDA: We define EBITDA for any period as net income (loss) plus interest expense (including amortization of debt issuance costs), income taxes and depreciation and amortization. Historically, we considered net income (loss) to be the most directly comparable GAAP measure to EBITDA. We believe net income (loss) is the most directly comparable GAAP measure to EBITDA.

Adjusted EBITDA: We define Adjusted EBITDA for any period as: EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, extinguishment costs, premiums and penalties; (f) any net gain or loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) amortization of turnaround costs; (h) LCM inventory adjustments; (i) the impact of liquidation of inventory layers calculated using the LIFO method; (j) RINs mark-to-market adjustments; and (k) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.

Distributable Cash Flow: We define Distributable Cash Flow for any period as Adjusted EBITDA less replacement and environmental capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense), gain (loss) from unconsolidated affiliates, net of cash distributions and income tax expense (benefit).

Specialty Products and Solutions segment Adjusted EBITDA Margin: We define Specialty Products and Solutions segment Adjusted EBITDA Margin for any period as Specialty Products and Solutions segment Adjusted EBITDA divided by Specialty Products and Solutions segment sales.

Specialty Products and Solutions segment Adjusted gross profit (loss): We define Specialty Products and Solutions segment Adjusted gross profit (loss) for any period as Specialty Products and Solutions segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; (d) depreciation and amortization; and (e) all extraordinary, unusual or non-recurring items of revenue or cost of sales.

Performance Brands segment Adjusted gross profit (loss): We define Performance Brands segment Adjusted gross profit (loss) for any period as Performance Brands segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; (d) depreciation and amortization; and (e) all extraordinary, unusual or non-recurring items of revenue or cost of sales.

Montana/Renewables segment Adjusted gross profit (loss): We define Montana/Renewables segment Adjusted gross profit (loss) for any period as Montana/Renewables segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; (d) depreciation and amortization; and (e) all extraordinary, unusual or non-recurring items of revenue or cost of sales.

The definition of Adjusted EBITDA that is presented in this press release is similar to the calculation of (i) “Consolidated Cash Flow” contained in the indentures governing the 2024 Secured Notes, the 2025 Notes, our 8.125% Senior Notes due 2027 (the “2027 Notes”), and our 9.75% Senior Notes due 2028 (the “2028 Notes”) and (ii) “Consolidated EBITDA” contained in the credit agreement governing our revolving credit facility. We are required to report Consolidated Cash Flow to the holders of our 2024 Secured Notes, 2025 Notes, 2027 Notes, and 2028 Notes and Consolidated EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our most recent Annual Report on Form 10-K and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.

These non-GAAP measures are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure;

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities; and

•	our operating performance excluding the non-cash impact of LCM and LIFO inventory adjustments, RINs mark-to-market adjustments, and depreciation and amortization.

We believe that these non-GAAP measures are useful to analysts and investors, as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to fund our capital requirements and to pay interest on our debt obligations. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.

EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) should not be considered alternatives to Net income (loss), Operating income (loss), Net cash provided by (used in) operating activities, gross profit (loss) or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) management recognizes and considers the limitations of these measurements. EBITDA and Adjusted EBITDA do not reflect our liabilities for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) are only a few of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) in the same manner. Please see the section of this release entitled “Non-GAAP Reconciliations” for tables that present reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to Net income (loss), our most directly comparable GAAP financial performance measure; and segment Adjusted gross profit (loss) to segment gross profit (loss), our most directly comparable GAAP financial performance measure.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except unit and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	(Unaudited)
	2023	2022	2023	2022
				(Restated)
Sales	$976.5	$999.4	$4,181.0	$4,686.3
Cost of sales	954.4	963.6	3,729.3	4,334.6

Gross profit	22.1	35.8	451.7	351.7

Operating costs and expenses:
Selling	13.5	13.5	54.9	53.9
General and administrative	30.0	45.0	133.0	143.4
Taxes other than income taxes	5.9	3.2	21.5	13.7
Loss on impairment and disposal of assets	3.5	0.9	3.5	0.7
Other operating (income) expense	(16.9)	1.6	(28.4)	8.1

Operating income (loss)	(13.9)	(28.4)	267.2	131.9

Other income (expense):
Interest expense	(58.0)	(39.9)	(221.7)	(175.9)
Debt extinguishment costs	(0.4)	—	(5.9)	(41.4)
Gain (loss) on derivative instruments	24.4	(8.5)	9.9	(81.7)
Other income (expense)	0.1	0.3	0.2	(2.8)

Total other expense	(33.9)	(48.1)	(217.5)	(301.8)

Net income (loss) before income taxes	(47.8)	(76.5)	49.7	(169.9)
Income tax expense	0.2	0.6	1.6	3.4

Net income (loss)	$(48.0)	$(77.1)	$48.1	$(173.3)

Allocation of net income (loss) to partners
Net income (loss) attributable to partners	$(48.0)	$(77.1)	$48.1	$(173.3)
Less:
General partner’s interest in net income (loss)	(1.0)	(1.5)	1.0	(3.5)
Net income (loss) attributable to limited partners	$(47.0)	$(75.6)	$47.1	$(169.8)

Weighted average limited partner units outstanding:
Basic and diluted	80,174,931	79,510,183	80,075,530	79,336,283

Limited partners’ interest basic and diluted net income (loss) per unit:

Limited partners’ interest	$(0.59)	$(0.95)	$0.59	$(2.14)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

CONSOLIDATED BALANCE SHEETS

(In millions)

	December 31,
	(Unaudited)
	2023	2022
		(Restated)
ASSETS
Current assets:
Cash and cash equivalents	$7.9	$35.2
Accounts receivable
Trade, less allowance for credit losses of $1.3 million and $1.3 million, respectively	252.4	244.7
Other	33.8	22.4

	286.2	267.1

Inventories	439.4	497.7
Derivative assets	9.6	—
Prepaid expenses and other current assets	51.6	19.6

Total current assets	794.7	819.6

Property, plant and equipment, net	1,506.3	1,482.0
Goodwill	173.0	173.0
Other intangible assets, net	28.5	36.3
Operating lease right-of-use assets	114.4	107.5
Other noncurrent assets, net	134.4	122.6

Total assets	$2,751.3	$2,741.0

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)
Current liabilities:
Accounts payable	$322.0	$442.0
Accrued interest payable	48.7	34.6
Accrued salaries, wages and benefits	87.1	93.0
Other taxes payable	13.5	9.5
Obligations under inventory financing agreements	190.4	221.8
Current portion of RINs obligation	277.3	398.9
Derivative liabilities	—	26.5
Current portion of operating lease liabilities	75.6	70.7
Other current liabilities	42.4	34.3
Current portion of long-term debt	55.7	19.6

Total current liabilities	1,112.7	1,350.9

Pension and postretirement benefit obligations	4.2	4.8
Other long-term liabilities	10.4	18.3
Long-term operating lease liabilities	39.0	37.1
Long-term RINs obligation, less current portion	—	77.5
Long-term debt, less current portion	1,829.7	1,540.1

Total liabilities	$2,996.0	$3,028.7

Commitments and contingencies
Redeemable noncontrolling interest	$245.6	$245.6
Partners’ capital (deficit):
Limited partners’ interest (79,967,363 units and 79,189,583 units, issued and outstanding at December 31, 2023 and December 31, 2022, respectively)	$(484.4)	$(525.3)
General partner’s interest	1.3	0.3
Accumulated other comprehensive loss	(7.2)	(8.3)

Total partners’ capital (deficit)	(490.3)	(533.3)

Total liabilities and partners’ capital (deficit)	$2,751.3	$2,741.0

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Year Ended December 31,
	2023	2022
	(Unaudited)
Net cash provided by (used in) operating activities	$(16.1)	$100.6

Net cash used in investing activities	$(271.8)	$(536.0)

Net cash provided by financing activities	$267.4	$348.7

Net decrease in cash, cash equivalents and restricted cash	$(20.5)	$(86.7)

Cash, cash equivalents and restricted cash at beginning of period	$35.2	$121.9

Cash, cash equivalents and restricted cash at end of period	$14.7	$35.2

Cash and cash equivalents	$7.9	$35.2
Restricted cash	$6.8	$—

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

NON-GAAP RECONCILIATIONS

RECONCILIATION OF NET INCOME (LOSS)

TO EBITDA, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW

(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(In millions)
	(Unaudited)
Reconciliation of Net income (loss) to EBITDA, Adjusted EBITDA and Distributable Cash Flow:
Net income (loss)	$(48.0)	$(77.1)	$48.1	$(173.3)
Add:
Interest expense	58.0	39.9	221.7	175.9
Depreciation and amortization	50.2	24.0	146.9	98.3
Income tax expense	0.2	0.6	1.6	3.4

EBITDA	$60.4	$(12.6)	$418.3	$104.3

Add:
LCM / LIFO loss	$26.2	$14.3	$35.6	$6.6
Unrealized (gain) loss on derivative instruments	(14.2)	(1.6)	(33.0)	45.9
Debt extinguishment costs	0.4	—	5.9	41.4
Amortization of turnaround costs	9.1	6.7	36.1	23.1
Loss on impairment and disposal of assets	3.5	0.9	3.5	0.7
RINs mark-to-market (gain) loss	(74.3)	23.3	(290.2)	115.7
Equity-based compensation and other items	(0.8)	17.8	20.2	34.4
Other non-recurring expenses (1)	25.4	13.0	60.9	15.6
Noncontrolling interest adjustments	4.0	2.1	3.2	2.3

Adjusted EBITDA	$39.7	$63.9	$260.5	$390.0

Less:
Replacement and environmental capital expenditures (2)	$27.6	$24.6	$81.2	$77.9
Cash interest expense (3)	56.5	38.7	216.0	158.3
Turnaround costs	19.0	30.4	47.9	62.6
Income tax expense	0.2	0.6	1.6	3.4

Distributable Cash Flow	$(63.6)	$(30.4)	$(86.2)	$87.8

(1)

For the years ended December 31, 2023 and 2022, other non-recurring expenses included a $50.6 million and $13.0 million, charge to cost of sales, respectively, for losses under firm purchase commitments.

(2)

Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(3)	Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

RECONCILIATION OF SEGMENT GROSS PROFIT (LOSS)

TO SEGMENT ADJUSTED GROSS PROFIT

(In millions, except per barrel data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Reconciliation of Segment Gross Profit (Loss) to Segment Adjusted Gross Profit (Loss):
Specialty Products and Solution segment gross profit	$88.1	$96.3	$402.2	$325.5
LCM/LIFO inventory gain	(0.4)	(12.9)	(2.1)	(14.2)
Other adjustments (1)	—	(18.3)	(9.5)	(18.3)
RINs mark to market (gain) loss	(40.6)	13.3	(176.1)	66.9
Depreciation and amortization	22.5	15.2	76.5	62.5

Specialty Products and Solutions segment Adjusted gross profit	$69.6	$93.6	$291.0	$422.4

Performance Brands segment gross profit	$16.1	$11.1	$82.1	$55.6
LCM/LIFO inventory (gain) loss	(0.2)	0.2	2.0	(0.3)
Other adjustments (2)	—	—	(8.2)	—
Depreciation and amortization	0.6	0.6	2.6	2.5

Performance Brands segment Adjusted gross profit	$16.5	$11.9	$78.5	$57.8

Montana/Renewables segment gross profit (loss)	$(82.1)	$(71.6)	$(32.6)	$(29.4)
LCM/LIFO inventory loss	26.8	27.0	35.7	21.1
Loss on firm purchase commitments	22.2	13.0	50.6	13.0
RINs mark to market (gain) loss	(20.1)	8.3	(89.1)	40.7
Depreciation and amortization	33.9	12.1	95.2	41.0

Montana/Renewables segment Adjusted gross profit (loss)	$(19.3)	$(11.2)	$59.8	$86.4

Reported Specialty Products and Solutions segment gross profit per barrel	$16.11	$17.08	$18.73	$14.49
LCM/LIFO inventory gain per barrel	(0.07)	(2.29)	(0.10)	(0.63)
Other adjustments per barrel	—	(3.25)	(0.44)	(0.81)
RINs mark to market (gain) loss per barrel	(7.42)	2.36	(8.20)	2.98
Depreciation and amortization per barrel	4.11	2.70	3.57	2.78

Specialty Products and Solutions segment Adjusted gross profit per barrel	$12.73	$16.60	$13.56	$18.81

Reported Performance Brands segment gross profit per barrel	$135.29	$92.50	$160.35	$107.54
LCM/LIFO inventory (gain) loss per barrel	(1.68)	1.67	3.91	(0.58)
Other adjustments per barrel	—	—	(16.02)	—
Depreciation and amortization per barrel	5.05	5.00	5.08	4.84

Performance Brands segment Adjusted gross profit per barrel	$138.66	$99.17	$153.32	$111.80

Reported Montana/Renewables segment gross profit (loss) per barrel	$(45.76)	$(66.42)	$(4.56)	$(4.03)
LCM/LIFO inventory loss per barrel	14.94	25.05	4.99	2.89
Loss on firm purchase commitments per barrel	12.37	12.06	7.08	1.78
RINs mark to market (gain) loss per barrel	(11.20)	7.70	(12.46)	5.58
Depreciation and amortization per barrel	18.89	11.22	13.31	5.62

Montana/Renewables segment Adjusted gross profit (loss) per barrel	$(10.76)	$(10.39)	$8.36	$11.84

Specialty Products and Solutions Adjusted EBITDA	$75.6	$96.1	$251.2	$379.4
Specialty Products and Solutions sales	708.4	824.8	2,876.9	3,508.0
Specialty Products and Solutions Adjusted EBITDA margin	10.7%	11.7%	8.7%	10.8%

(1)

For the years ended December 31, 2023 and 2022, other adjustments for the Specialty Products and Solutions segment included a $9.5 million and $18.3 million gain, respectively, for proceeds received under the Company’s property damage insurance policy.

(2)

For the year ended December 31, 2023, other adjustments for the Performance Brands segment included a $8.2 million gain for proceeds received under the Company’s business interruption insurance policy.